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                                                                   Exhibit 10.54

                                    AMENDMENT
                                       TO
                            EXCHANGE RIGHTS AGREEMENT
                      (CLASS B OPERATING PARTNERSHIP UNITS)

      Amendment, dated as of October 10, 2002 (this "Amendment"), to Exchange Rights Agreement dated as of January 2, 1998, among Starwood Hotels & Resorts Worldwide, Inc. (the "Corporation"), SLC Operating Limited Partnership (the "Operating Partnership") and certain limited partners of the Operating Partnership (the "Agreement"). All capitalized terms used in this First Amendment and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement.

      WHEREAS, pursuant to Agreement, registered holders of Class B OP Units have the right to tender Class B OP Units to the Corporation on or prior to the Cross-Over Date in exchange for shares of Class B EPS; and

      WHEREAS, the Board of Directors of the Corporation has determined that it is advisable and in the best interests of the Corporation and its shareholders to exercise the Corporation's right pursuant to Section 2(c) of the Agreement to modify the right to exchange Class B OP Units pursuant to the Agreement as set forth in this Amendment to extend the period of time during which the holders of Class B OP Units can exchange such units for Class B EPS.

      NOW, THEREFORE, the Corporation agrees, for its benefit and the benefit of the holders of Class B OP Units, as follows:

      1. Notwithstanding anything contained in Section 2(a) of the Agreement or in the form of Letter of Transmittal attached thereto as Exhibit A to the contrary, a holder of Class B OP Units may make a Class B EPS Request in a Letter of Transmittal delivered to the Trust after the Cross-Over Date and on or prior to January 2, 2004 (such period the "Extended Conversion Period"); provided, however, that by making a Class B EPS Request during the Extended Conversion Period, a holder of Class B OP Units shall be deemed, automatically and without the need for any further action, to have irrevocably and unconditionally agreed with the Corporation, in consideration of the Corporation's acceptance of such Class B EPS Request and exercise of the Class B EPS Delivery Option in respect thereof, that such holder will not exercise the Class B Redemption Right (as defined in the Declaration of Trust of Starwood Hotels & Resorts, a Maryland real estate investment trust and subsidiary of the Corporation) in respect of any Class B EPS issued to that holder pursuant to such Class B EPS Request before June 30, 2003.

      2. Except as otherwise specifically set forth herein, all terms and provisions of the Agreement shall remain in full force and effect and shall be unmodified by the effectiveness of this Amendment.

      IN WITNESS WHEREOF, Starwood Hotels & Resorts Worldwide, Inc. has adopted this Amendment as of the date first above written.

                                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                                    By:  Kenneth S. Siegel
                                         -----------------
                                      Name: Kenneth S. Siegel
                                      Title: Executive Vice President,
                                           General Counsel and Secretary